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EXHIBIT 5.1



                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103



November 30, 2000


Universal Display Corporation
375 Phillips Boulevard
Ewing, New Jersey 08618

Re:       Universal Display Corporation
          Registration Statement on Form S-3 Relating to the Registration of 1,352,896 shares of Common Stock, $.01 par value
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Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,352,896 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be sold by the selling shareholders named in the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP